SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                 (Date of earliest event reported): May 1, 2002


                              ARTIFICIAL LIFE, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                        0-25075                  04-3253298
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)

                          919 Third Avenue, Suite 2734
                            New York, New York 10022
              (Address of principal executive office and zip code)

                         Registrant's telephone number,
                              including area code:
                                 (212) 745-1172


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On May 1, 2002, we determined to dismiss Wolf & Company, P.C. as our independent auditors and engaged Horwath Gelfond Hochstadt Pangburn, P.C. to serve as our independent auditors for 2002. This determination was approved by our board of directors, based on the recommendation of our audit committee.

     During the years ended December 31, 2001 and 2000 and through the date of this report, there were no disagreements with Wolf & Company, P.C. on any matter of accounting principle or practice, financial statement disclosure, or auditing procedure which, if not resolved to the satisfaction of Wolf & Company, P.C., would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     The audit reports of Wolf & Company, P.C. on our consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor was any such audit report qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Wolf & Company, P.C. for the fiscal years ended December 31, 2001 and 2000 did contain an explanatory paragraph which indicated that certain factors create substantial doubt about our ability to continue as a going concern.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

     Exhibit 16.  Letter from Wolf & Company, P.C.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        ARTIFICIAL LIFE, INC.



                                        By: /s/ Eberhard Schoeneburg
                                            -------------------------

                                        Eberhard Schoeneburg
                                        President and Chief Executive Officer

Date: May 1, 2001




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                                  EXHIBIT INDEX


Exhibit Number                      Description

16                                  Letter from Wolf & Company, P.C.